UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 5, 2008

PERRIGO COMPANY
(Exact name of registrant as specified in its charter)

MICHIGAN	0-19725	38-2799573
(State of other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

515 Eastern Avenue, Allegan, Michigan	49010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 673-8451

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On February 5, 2008, the Perrigo Company released earnings for the second quarter and fiscal year 2008.

The earnings release contains non-GAAP measures which are defined as a financial measure of the Company’s performance that excludes or includes amounts thereby differentiating it from the most directly comparable measure presented in the financial statements that are calculated and presented in accordance with Generally Accepted Accounting Principles (GAAP). Pursuant to the requirements of Regulation G, the Company has provided a reconciliation for gross profit, operating income, net income and earnings per share within its earnings release to the most directly comparable GAAP measure for these non-GAAP measures.

The Company excludes a fiscal 2007 restructuring charge when monitoring and evaluating the on-going financial results and trends of its business due to the non-recurring nature of this item. The Company believes this information is also useful for investors since excluding this non-recurring item provides important insight into the Company's on-going operations.

The press release related to Perrigo’s earnings is attached as Exhibit 99.1.

The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Perrigo Company on February 5, 2008, furnished solely pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)
Dated: February 5, 2008

By:  /s/ Judy Brown

Judy L. Brown
Executive Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 99.1 - Press Release issued by Perrigo Company on February 5, 2008, furnished solely pursuant to Item 2.02 of Form 8-K.